SKEEHAN & COMPANY

                 Certified Public Accountants and Consultants
                     180 South Lake Avenue, Seventh Floor
                             Pasadena, California


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

We have read and agree with the comments in Item 1 of Form 8-K of SAN Holdings, Inc. dated April 21, 2000.


/s/ Skeehan & Company

Skeehan & Company
Pasadena, California

April 21, 2000